Exhibit 10.4

Execution Version

Fifth AMENDMENT TO CREDIT AGREEMENT and acknowledgment

Fifth Amendment to Credit Agreement and Acknowledgement (this “Amendment”) dated as of January 31, 2024, is by and among PRESTO AUTOMATION LLC (f/k/a E La Carte, LLC, f/k/a Ventoux Merger Sub II LLC) a Delaware limited liability company (“Presto”), each other Person party hereto as a “Borrower” from time to time (each such Person, together with Presto, individually and collectively, the “Borrower”), PRESTO AUTOMATION INC. (f/k/a Ventoux CCM Acquisition Corp.), a Delaware corporation (the “Parent”) together with each other Guarantor from time to time party hereto, each a “Guarantor” and together with Borrower, each a “Loan Party” and collectively, the “Loan Parties”, each of the financial institutions from time to time party hereto (individually each a “Lender” and collectively the “Lenders”) and METROPOLITAN PARTNERS GROUP ADMINISTRATION, LLC, a Delaware limited liability company, as administrative, payment and collateral agent for the Lenders (in such capacities, “Agent”), and, solely for purposes of Sections 10, 12, 13 and 16 through 19, the Significant Stakeholders (as defined below).

RECITALS

WHEREAS, Borrower, Parent, Agent, and the Lenders are party to that certain Credit Agreement dated as of September 21, 2022, as amended by that certain Waiver and First Amendment to Credit Agreement dated as of March 31, 2023, that certain Second Amendment to Credit Agreement, dated as of May 22, 2023, that certain Third Amendment to Credit Agreement, dated as of October 10, 2023 and that certain Forbearance and Fourth Amendment to Credit Agreement, dated as of January 22, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have informed the Agent and the Lenders that the Loan Parties anticipate an upcoming Event of Default pursuant to Section 7.1(c)(i) of the Credit Agreement resulting from the Loan Parties’ failure to comply with the covenant set forth in Section 6.17(c) of the Credit Agreement for the period ending January 31, 2024 (the “Additional Anticipated Default”);

WHEREAS, the Loan Parties have requested that Agent and Lenders (i) forbear from the Additional Anticipated Default and (ii) amend certain provisions of the Credit Agreement;

WHEREAS, the Loan Parties have agreed to do so on the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to enter into this Amendment to, among other things, amend and restate certain provisions of the Credit Agreement as further described below.

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement as amended hereby.

1.            Additional Anticipated Default. Each of the parties hereto acknowledges and agrees that (i) the Additional Anticipated Default will be an Event of Default under the Credit Agreement, and (ii) upon the occurrence of the Additional Anticipated Default, the Agent and the Lenders will be entitled to exercise their respective rights and remedies under the Loan Documents, applicable law, or otherwise. Subject to the terms and conditions in the Fourth Amendment, this Amendment and the other Loan Documents, the Agent and the Lenders hereby agree that the Additional Anticipated Default shall constitute an “Anticipated Default” and a “Forbearance Default” under the Fourth Amendment and the other Loan Documents The Agent and the Lenders have not waived and do not intend to waive the Additional Anticipated Default, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute such a waiver.

2.            Amendments to Loan Documents. Upon satisfaction of the conditions set forth in Section 8 hereof, and in reliance upon the Loan Parties’ representations and warranties set forth in the Credit Agreement and this Amendment, the Loan Parties, Agent and the Lenders agree as follows:

(a)          Each of the amendments to the Credit Agreement set forth in Section 8(i)(1), (2), (3) and (5) of the Fourth Amendment shall become effective, and the Credit Agreement shall be deemed amended as such; provided, that the reference to “February 29, 2024” in Section 8(i)(1) of the Fourth Amendment shall be deleted and replaced with “March 8, 2024”.

(b)          The definition of “Change of Control” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Change of Control”: (i) a consolidation or merger of any Loan Party with or into any other corporation or other Person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the applicable Loan Party immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which any Loan Party is a party in which in excess of 20% of any Loan Party’s voting power is transferred; (iii) any transaction or series of transactions in which a “person” or a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall (A) become, or obtain rights (whether by means of common stock, warrants options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25% or more of the ordinary voting power or economic interests of any Loan Party (determined on a fully diluted basis) or (B) have obtained the power (whether exercised or not) to elect a majority of the members of the board of directors (or any similar Governing Body) of any Loan Party, as applicable; (iv) the sale or transfer of all or substantially all of any Loan Party’s assets (individually or taken as a whole), or the exclusive license of all or substantially all of the any Loan Party’s material assets and/or material intellectual property (in each case, individually or taken as a whole); (v) Parent shall cease to beneficially own and control, on a fully diluted basis, 100% of the Equity Interests (including all economic and voting interests associated therewith) of the Borrower; or (vi) the Borrower shall cease to beneficially own and control, on a fully diluted basis, 100% of the Equity Interests (including all economic and voting interests associated therewith) of each of its Subsidiaries and the Collateral (except to the extent disposed of in accordance with the terms of this agreement and the other Loan Documents).

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(c)          The definition of “Subordinated Debt” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Subordinated Indebtedness”: unsecured Indebtedness incurred with the prior written consent of the Agent in its sole discretion, the payment of which is subordinated as to right and time of payment and as to other rights and remedies thereunder and having such subordination and other terms as are, in each case, satisfactory to Agent in its sole discretion, including, without limitation, the January 2024 Parent Notes.

(d)          The definition of “Warrants” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Warrants”: individually and collectively, the Closing Date Warrants, the First Amendment Warrants, the Conversion Warrants, the Second Amendment Warrants, the Third Amendment Warrants, the Third Amendment Conversion Warrants, and the Fifth Amendment Warrants, as applicable.

(e)          The following definition shall be inserted in appropriate alphabetical order:

“Fifth Amendment”: that certain Fifth Amendment to Credit Agreement, dated as of the Fifth Amendment Effective Date between the Agent, the Lenders, the Loan Parties and the Significant Stakeholders (as defined therein).

“Fifth Amendment Effective Date”: January 30, 2024.

“Fifth Amendment Warrants”: those certain warrants to purchase, in the aggregate, 5,323,298 shares of the Parent’s common stock at a purchase price of $0.01 per share, issued by Parent in accordance with Section 8(i)(4) of the Fourth Amendment, as may be amended, restated, supplemented or otherwise modified from time to time.

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“January 2024 Parent Notes”: those certain Convertible Subordinated Notes in the aggregate initial principal amount of $9,000,000, issued by the Parent on January 30, 2024.

(f)           Section 5.1(i) of the Credit Agreement shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(i) Borrower shall deliver, by no later than Monday of each week, (i) an updated cash flow forecast for the Loan Parties and their Subsidiaries, by week and line item, showing the Loan Parties disbursements and expenses for the immediately upcoming thirteen (13) week period, in the form delivered to the Agent on the Fourth Amendment Effective Date, (ii) a report setting forth (A) for the immediately preceding calendar week (ending on the Sunday immediately preceding the applicable Monday reporting deadline) and (B) for the cumulative period from the Fourth Amendment Effective Date through the immediately preceding Sunday, the actual and forecasted results for such calendar week and cumulative post-Fourth Amendment Effective Date time period, respectively, by line item in such Cash Flow Forecast, together with a reasonably detailed written explanation of all material variances (it being understood that a variance of at least 3% for any line item or in the aggregate shall be material for purposes hereof), (iii) an updated accounts payable aging report as of the close of business on the most recent Friday, together with a comparison to the most recently delivered aging report on a line item basis, and a calculation of the covenant set forth in Section 6.17(b), in form and substance satisfactory to the Agent, and (iv) a report of all Unrestricted Cash of the Loan Parties as of the close of business on the most recent Friday, in form and substance satisfactory to the Agent, including a comparison to the the Minimum Unrestricted Cash Amount.

(g)          Section 7.1(f) of the Credit Agreement shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(f)            (i) the occurrence of any default or breach by Borrower or any Loan Party under the Nirvana Debt or any Subordinated Indebtedness, or any of the instruments or other documents executed in connection therewith and, in each case, such default or breach continues for more than any applicable grace period and permits the holder of any such indebtedness to accelerate the maturity thereof or cause a redemption thereof (whether or not the payment at maturity or upon such redemption is then permitted), (ii) the occurrence of any default or breach of any subordination agreements in respect of, or subordination provisions contained in, any Subordinated Indebtedness, (iii) any Person challenges any subordination agreement in respect of, or subordination provisions contained in, any Subordinated Indebtedness, or (iv) the January 2024 Parent Notes fail to constitute Parent Subordinated Indebtedness at any time.

(h)          Schedule C to the Fourth Amendment is amended and restated in its entirety as set forth on Exhibit 2(h).

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3.            Acknowledgment. Each of the parties signatory hereto hereby acknowledge, confirm, and agree that:

(a)          the receipt of gross cash proceeds of $6,000,000 in respect of those certain Convertible Subordinated Notes issued by the Parent in the aggregate initial principal amount of $9,000,000 on January 30, 2024 (the “January 2024 Parent Notes”) shall constitute $6,000,000 of gross cash proceeds in respect of a Capital Raise, pursuant to Section 8(i) of the Fourth Amendment;

(b)          solely in connection with the Capital Raise, pursuant to Section 12(i) of the Fourth Amendment and Section 5.19(b) of the Credit Agreement, Chardan Capital Markets LLC shall qualify as the “Investment Banker” in respect of the Capital Raise for purposes of the Fourth Amendment; and

(c)          the Loan Parties are unable to deliver the financial reporting required pursuant to Section 5.1(f) of the Credit Agreement which is due to be delivered in the calendar month ending January 31, 2024 (and not for any subsequent period or date of delivery), and such failure (solely for the month ending January 31, 2024 and not for any prior or subsequent period) is hereby waived by the Agent and the Lenders.

4.            Shareholder Meeting of Parent. The Parent covenants and agrees that, on or prior to March 6, 2024, it shall cause a meeting of the shareholders of the Parent to take place, at which meeting the Parent shall seek approval of its shareholders to, among other things, (i) approve the issuance of certain shares issuable in connection with any securities subject to the 19.99% cap imposed by Nasdaq rules, including, without limitation, the Third Amendment Warrants, the Fifth Amendment Warrants and the January 2024 Parent Notes, and (ii) amend the Operating Documents of the Parent to increase the Parent’s authorized shares of its common stock to not less than 100,000,000,000 shares. The failure of such meeting of the shareholders of the Parent to occur on or before March 6, 2024 shall constitute an immediate Event of Default.

5.            Incorporation. This Amendment shall be a Loan Document (within the meaning of such term under the Credit Agreement), and shall inure to the benefit of and be enforceable by the Agent and its successors and assigns. This Amendment and its attachments are hereby incorporated into the applicable Loan Document and made a part thereof.

6.            Confirmation and Reaffirmation. The Loan Parties confirm that the Credit Agreement and each Loan Document is, and shall continue to be, in full force and effect. The Loan Parties further confirm and represents that the Collateral (within the meaning of such term under the Credit Agreement as amended hereby) remains free and clear of all Liens other than those in favor of Agent or as otherwise permitted in the Loan Documents. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Agent’s security interest in and Liens upon the Collateral of any Loan Party. After giving effect to the amendments set forth herein, as of the date hereof, the outstanding principal balance of the Term Loan would be $51,723,666.35 and the accrued and unpaid interest thereon will be $688,212.72.

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7.            Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or any other Loan Document. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

8.            Conditions Precedent. This Amendment will become effective on the first date (the “Fifth Amendment Effective Date”) that each of the following conditions precedent have been either satisfied or waived by the Agent in writing in its sole discretion:

(a)          Transaction Documents. Agent and the Lenders shall have received each of the following, each of which shall be in form and substance satisfactory to Agent and Lenders:

(i)            this Amendment, executed and delivered by Agent, each Lender, each Loan Party and each Significant Stakeholder (as defined below), as applicable;

(ii)           the Agent shall have received evidence satisfactory to it that Parent shall have received gross cash proceeds of the January 2024 Parent Notes in the amount of $6,000,000, which shall be contributed by Parent to Borrower to be used for working capital purposes and to pay fees, costs and expenses associated herewith and therewith;

(b)          Fees and Expenses. Concurrently with the closing and funding of the January 2024 Parent Notes, the Loan Parties shall have paid in cash all fees due as set forth in the Fee Letter to Agent and the reasonable expenses of the Agent and the Lenders, including, without limitation, the fees, costs and expenses of K&L Gates LLP, as counsel to the Agent and the Lenders, by wire transfer of immediately available funds;

(c)          Forbearance Fee. Concurrently with the closing and funding of the January 2024 Parent Notes, the Loan Parties shall have paid the Forbearance Fee to the Agent in full, in cash, by wire transfer of immediately available funds.

(d)          Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to this Amendment are true and correct;

(e)          No Default. Immediately after giving effect to this Amendment, no Default or Event of Default (other than the Forbearance Defaults, which remain outstanding) shall have occurred and be continuing as of or on such date that has not been waived by the Agent and the Lenders;

(f)           No Material Adverse Effect. There shall not have occurred since the Closing Date, any event or circumstance that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

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(g)          Achievement of Milestones. With respect to the January 2024 Parent Notes, the conditions set forth in Sections 8(iv)(A), 8(iv)(B), 8(iv)(C) and 8(iv)(D) of the Fourth Amendment shall have been satisfied to the Agent’s satisfaction;

(h)          Additional Documents. The Lenders shall have received such documentation as Agent or any Lender shall reasonably request, all in form and substance satisfactory to the Agent and the Lenders; and

(i)            Delivery of Fifth Amendment Warrants. The Loan Parties shall have delivered to the Agent and the Lenders the Fifth Amendment Warrants.

9.            [Reserved]

10.          Representations and Warranties. Each Loan Party, and, with respect to clauses (b), (c) and (d), each Significant Stakeholder (for itself only, and not for any Loan Party), hereby represents and warrants that:

(a)          each of the representations and warranties made by or on behalf of such Loan Party to the Agent and Lenders in any of the Loan Documents was true and correct when made, and is true and correct in all material respects on and as of the date hereof (except for (x) representations and warranties which are already subject to materiality, which shall be true and correct in all respects, and those referring to an earlier date, which shall be true and correct in all material respects as of such date, (y) any representations and warranties that no Default or Event of Default exists, solely with respect to the Forbearance Defaults, and (z) those items specifically identified on Schedule C to the Fourth Amendment (as amended by this Amendment)), with the same full force and effect as if each of such representations and warranties had been made by such Loan Party on the date hereof and in this Amendment;

(b)          the consummation of the transactions contemplated by this Amendment are within such party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders;

(c)          the consummation of this Amendment does not and will not (i) require any consent or approval of, registration or filing with, or any other action by any Governmental Authority except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) violate any requirements of law applicable to any such party or any of its Subsidiaries except for such violations that would not reasonably be expected to result in a Material Adverse Effect, or (iii) violate the Operating Documents of any such party or any of their respective Subsidiaries;

(d)          this Amendment has been duly executed and delivered by such party and is a legally valid and binding obligation of the parties party hereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity; and

(e)          no Default or Event of Default has occurred or is continuing (other than the Forbearance Defaults, which remain outstanding).

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11.          Expenses. The Loan Parties agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the fees and expenses of Agent’s legal counsel.

12.          Release.

(a)          In consideration of the agreements of the Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its past, present and future Subsidiaries, successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (solely in their capacity as such and not in any other capacity) (the “Loan Party Releasing Parties,” and each, a “Loan Party Releasing Party”), and each significant stakeholder identified on the signature pages hereto (each, a “Significant Stakeholder”), on behalf of itself and its past, present and future successors and assigns (the “Stockholder Releasing Parties,” and each, a “Stockholder Releasing Party,” and together with the Loan Party Releasing Parties, the “Releasing Parties,” and each, a “Releasing Party”), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges the Agent and each Lender and each of their respective past, present and future stockholders, members, partners, managers, principals, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, professionals, agents, and other representatives, and their respective successors and assigns (the “Released Parties,” and each, a “Released Party”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, and any and all other claims, counterclaims, defenses, rights of set off, demands, and liabilities whatsoever (each, individually, a “Claim,” and collectively, “Claims”) of every kind and nature, known or unknown, at law or in equity, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, which any such Releasing Party may now or hereafter own, hold, have, or claim to have against any Released Party for, upon, or by reason of any circumstance, action, cause, omission, event or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Loan Documents, or transactions contemplated hereunder or thereunder.

(b)          Each Releasing Party understands, acknowledges, confirms, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release. Each of the parties acknowledges and agrees that the foregoing release is a material inducement to the Agent’s and the Lenders’ execution of this Amendment and, but for the foregoing release, the Agent and the Lenders would not be willing to enter into this Amendment.

(c)          Each Releasing Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect, in any manner, the final, absolute, and unconditional nature of the release set forth above.

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(d)          Each Releasing Party covenants and agrees never to institute or cause to be instituted or continue prosecution of, or to support, cooperate with or induce any other Person in connection with, any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the Claims.

(e)          Each Releasing Party covenants and agrees that in any suit or other form of action or proceeding brought in violation of this Section 12, (a) the Released Parties shall be entitled to payment of all fees, costs and expenses (including fees, costs and expenses of attorneys) incurred in connection with such suit or other form of action or proceeding from the applicable Releasing Party, and (b) the Releasing Parties shall indemnify and hold harmless the Released Parties with respect thereto to the fullest extent provided to the Indemnitees under Section 8.5 of the Credit Agreement, which the signatories hereto each acknowledge and agree to be bound for purposes of this Amendment, as if fully set forth herein. Any such payments made pursuant to this Section 12(e) shall be made at the time such indemnified amounts are incurred, and in any event within ten (10) Business Days of written demand therefor. No obligations hereunder may be assigned without the prior written consent of the Agent.

(f)          Each Significant Stakeholder agrees that any notices to it under this Amendment shall be provided in the manner set forth in Section 8.2 of the Credit Agreement, to the address identified on Exhibit 12(f) hereof.

13.          Reviewed by Attorneys. Each Loan Party and each Significant Stakeholder represents and warrants to the Agent and each Lender that such party (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded the opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as such party may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection here with of its own free will and accord and without threat, duress, or coercion of any kind by any person. Each Loan Party and each Significant Stakeholder acknowledges and agrees that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one party than another based upon which party drafted the same, it being acknowledged that all the parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

14.          No Waiver. Except as expressly provided herein, nothing contained herein shall be construed as a waiver by any Lender or the Agent of any covenant or provision of the Loan Documents. Nothing contained herein shall constitute a waiver or forbearance of any Default or Event of Default now existing or hereafter occurring (other than the Agent’s and the Lenders’ Agreement to forbear with respect to the Forbearance Defaults, solely to the extent expressly set forth in the Fourth Amendment), or any of the Agent’s or any Lender’s rights or remedies in connection therewith. Failure of Agent or any Lender at any time or times hereafter to require strict performance by any party of any provision of the Loan Documents shall not waive, affect or diminish any right of Agent or any Lender with respect to any Default or Event of Default or to hereafter demand strict compliance with the Loan Documents. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Person, on the one hand, and Agent or any Lender, on the other hand.

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15.          No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement, as amended hereby, shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of the Credit Agreement, the parties agree that the terms of the Credit Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

16.          Counterparts, Email and .pdf. Each of the parties hereto agree that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts as the Agent may reasonably request in accordance with the terms and conditions of the Loan Documents in order to effect the purposes of this Amendment. This Amendment (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law.

17.          Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between any Loan Party and any Lender. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

18.          Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19.          Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Section 8.12 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES follow]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:

PRESTO AUTOMATION LLC
(F/K/A E LA CARTE, LLC
(F/K/A VENTOUX MERGER SUB II LLC)

By:	/s/ Xavier Casanova
Name:	Xavier Casanova
Title:	Chief Executive Officer

PARENT:

PRESTO AUTOMATION INC.
(F/K/A VENTOUX CCM ACQUISITION CORP.)

By:	/s/ Xavier Casanova
Name:	Xavier Casanova
Title:	Chief Executive Officer

Signature Page to Fifth Amendment to Credit Agreement and Acknowledgement

AGENT:

METROPOLITAN PARTNERS GROUP
ADMINISTRATION, LLC

By:	/s/ Paul Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

Signature Page to Fifth Amendment to Credit Agreement and Acknowledgement

LENDERS:

METROPOLITAN LEVERED PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

METROPOLITAN PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

METROPOLITAN OFFSHORE PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

CEOF HOLDINGS LP

By: CORBIN CAPITAL PARTNERS, L.P., its Investment Manager:

By:	/s/ Daniel Friedman
Name:	Daniel Friedman
Title:	General Counsel

Signature Page to Fifth Amendment to Credit Agreement and Acknowledgement

SIGNIFICANT STAKEHOLDERS:

ROMULUS CAPITAL I, L.P.

By: Romulus Capital Partners I, LLC, its General Partner

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

ROMULUS CAPITAL II, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

ROMULUS CAPITAL III, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

REMUS CAPITAL IV, L.P.

By: Remus Capital IV GP, LLC

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement and Acknowledgement

ROMULUS ELC B3 SPECIAL OPPORTUNITY, L.P.

By: Romulus GP, its General Partner

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

ZAFFRAN SPECIAL OPPORTUNITIES LLC

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

KKG ENTERPRISES LLC

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

PRESTO CA LLC

By:	/s/ Joseph McCoy
Name: Joseph McCoy
Title: Authorized Signatory

REMUS CAPITAL SERIES B II, L.P.

By: Remus Capital IV GP, LLC

By:	/s/ Krishna K. Gupta
Name: Krishna K. Gupta
Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement and Acknowledgement

Exhibit 2(h)

SCHEDULE C

Disclosures Regarding Select Representations

Section 3.16 (Solvency) - The Company refers the Agent to current financial information that the Company has provided regarding the Loan Parties’ solvency.

Exhibit 12(f)

Notice Address for Significant Stakeholders

Romulus Capital I, L.P. 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com	Romulus Capital II, L.P. 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com
Romulus Capital III, L.P. 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com	Remus Capital IV, L.P. 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com
Romulus ELC B3 Special Opportunity, L.P. 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com	Zaffran Special Opportunities LLC 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com
KKG Enterprises LLC 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com	Presto CA LLC 222 N. Canal St., Chicago, IL 60606 Attention: Joseph McCoy E-mail: jmccoy@clevelandave.com
Remus Capital Series B II, L.P. 101 Arch Street, Boston, MA 02110 Attention: Krishna K. Gupta E-mail: krishnakgupta20@gmail.com